UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
       Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                      October 12, 1999 (September 24, 1999)
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


        Pennsylvania               000-22026                  25-1407782
(State or other jurisdiction) (Commission File Number)     (IRS Employer
        of corporation)                                   Identification No.)


One Rentway Place, Erie, Pennsylvania               16505
(Address of principal executive offices)          Zip Code


Registrant's telephone number, including area code:         (814) 455-5378

Item 2.    Acquisition or Disposition of Assets

On September 24, 1999, Rent-Way, Inc. ("the Company") completed the stock purchase of RentaVision, Inc. ("RentaVision"), a rental-purchase chain, for consideration of $98.0 million ($92.0 million in cash and $6.0 million in Company common stock) net of certain liabilities. Prior to the acquisition, RentaVision was owned by Robert Natoli. The amount and form of consideration was determined through arm's length negotiations. Pursuant to terms of the acquisition, 181,201 shares of common stock equivalent to $4.0 million of the purchase price was placed in escrow and held subject to terms of the escrow agreement. The cash paid for the acquisition was drawn on the Company's existing credit facility with a syndicate of banks co-led by National City Bank of Pennsylvania and NationsBank, N.A.

     RentaVision operated a chain of 250 rental-purchase stores located in 16 states. Annual revenues were approximately $75.0 million.

Item 7.    Financial Statements and Exhibits

     a. Financial statements of business acquired. Financial statements required by Regulation S-X Article 3, Item 3-05 will be filed by amendment. b. Pro-forma financial information. Pro-forma financial information required by Regulation S-X Article 11 will be filed by amendment. c. Exhibits in Accordance with the Provisions of Item 601 of Regulation S-K will be filed by amendment.

               Exhibit

               (2)-6 Stock   Purchase   Agreement   between   Rent-Way,    Inc.,
                     RentaVision, Inc., and Robert Natoli, of RentaVision, Inc., dated September 15, 1999.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Rent-Way, Inc.
                             ------------------------------------------------
                                              (Registrant)

Date    October 12, 1999                  /s/ Jeffrey A. Conway
     -------------------     ------------------------------------------------
                                                (Signature)
                                             Jeffrey A. Conway
                             Senior Vice President and Chief Financial Officer
















                            STOCK PURCHASE AGREEMENT

                            Dated September 15, 1999

                                  By and Among

                                 RENT-WAY, INC.
                          (a Pennsylvania corporation),

                                RENTAVISION INC.
                            (a New York corporation)

                                       and

                                ROBERT J. NATOLI

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of September 15, 1999, is by and among RENT-WAY, INC., a Pennsylvania corporation with its principal place of business at One RentWay Place, Erie, Pennsylvania 16505 (the "Buyer"); ROBERT J. NATOLI, an individual having a business at 113-119 East Bridge Street, Oswego, New York 13126 (the "Seller"); and RENTAVISION INC., a New York corporation with its principal place of business at 113-119 East Bridge Street, Oswego, New York 13126 (the "Corporation").

                                    RECITALS:

        WHEREAS, Seller owns all of the issued and outstanding shares of stock of the Corporation; and

        WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the shares of the Corporation upon the terms and conditions contained in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Buyer, Seller and the Corporation agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the terms below shall have the following meanings:

        (a)"Accounts" shall mean the customer accounts established and existing under the Rental Contracts.

        (b)"Adverse Consequences" shall mean all actions, suits, proceedings, hearings, investigations, charges, claims, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses incurred by Buyer.

        (c)"Agreement" shall mean this Stock Purchase Agreement, together with the Schedules and Exhibits attached to this Agreement and the certificates and instruments to be executed and delivered in connection with this Agreement.

        (d)"Average Stock Price" shall mean the average of the per share closing prices on the New York Stock Exchange, Inc. of a share of Buyer Common Stock, without par value, (as reported in the New York Stock Exchange Composite Transactions) during the twenty (20) consecutive trading days ending on the trading day immediately preceding the day on which Buyer and Seller publicly announce the transaction contemplated hereby.

        (e)"Business" shall mean the rental, rental-purchase and rent-to-own business of consumer electronics, furniture and other home furnishings and home appliances in Connecticut, Illinois, Indiana, Kentucky, Maine, Maryland, Massachusetts, New Hampshire, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont and Virginia conducted by the Corporation at the Store Locations.

        (f)"Business Records" shall mean all originals and copies of all operating data and records of the Business on whatever media including, without limitation, financial, accounting and bookkeeping books and records, purchase and sale orders and invoices, present price lists, past and present customer service and credit files, personnel records and other records pertaining to the Business.

        (g)"Closing Date" shall mean September 22, 1999, except that if all of the conditions to Closing set forth in Articles 7 and 8 of this Agreement shall not have been satisfied or waived on or prior to such date, "Closing Date" shall mean the third business day after the satisfaction or waiver of all such conditions to Closing, or on such other date as the parties may agree.

        (h)"Code" shall mean the Internal Revenue Code of 1986, as amended to date.

        (i)"Defaulted Rental Purchase Contract" shall mean a Rental Purchase Contract for which either of the following is true as of the Effective Time: (i) the Rental Purchase Contract is thirty (30) days or more past due as of the Effective Time or (ii) the Rental Merchandise covered thereby was lost, damaged or destroyed by theft or casualty; provided, however, that for purposes of the Business Records to be made available by the Corporation to Buyer pursuant to this Agreement, lost, damaged or destroyed Rental Merchandise will be reported as thirty (30) days or more past due.

        (j)"Encumbrance" shall mean any restriction, charge, lien, pledge, option, easement, security interest, right-of-way, encumbrance or other similar right of any Person.

        (k)"Environmental Claims" shall mean any notice of violation, notice of potential or actual responsibility or liability, claim, suit, action, demand, directive or order by any Person for any damage (including, but not limited to, personal injury, tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, environmental removal, response or remediation costs, nuisance, pollution, contamination or other adverse effects on the environment or for fines, penalties or restrictions on existing environmental permits or licenses) resulting from the Corporation's ownership of any Owned Real Property, or the acts or omissions of the Corporation relating to (i) the presence of, the Release or threatened Release into the environment of, or exposure to, any Hazardous Substance, (ii) the generation, manufacture, processing, distribution, use, handling, transportation, storage, treatment or disposal of any Hazardous Substance, (iii) the violation, or alleged violation, of any Environmental Laws or (iv) the non-compliance or alleged non-compliance with any Environmental Laws by the Corporation.

        (l)"Environmental Laws" shall mean any applicable statutes, ordinances, directives or other laws, any rules or regulations, orders, and any licenses, permits, orders, judgments, notices or other requirements issued pursuant thereto, enacted, promulgated or issued by any Governmental Authority, relating to pollution or protection of public health or the environment (including, but not limited to, any air, surface water, groundwater, land surface or sub-surface strata, whether outside, inside or under any structure), or to the identification, reporting, generation, manufacture, processing, distribution, use, handling, treatment, storage, disposal, labeling, deposit, transporting, presence, Release or threatened Release of, any Hazardous Substances, pollutants, contaminants, wastes or any other substances or materials. Without limiting the generality of the foregoing, Environmental Laws shall include in the United States, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, and the Occupational Safety and Health Act, as amended, and all analogous laws enacted, promulgated or lawfully issued by any Governmental Authority.

        (m)"ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

        (n)"Future Rental Revenue Stream" shall mean, as of any date and as to any Rental Purchase Contract, an amount equal to the total dollar amount of remaining rental payments necessary for a customer to acquire ownership of the rental merchandise under such Rental Purchase Contract. "Future Rental Revenue Stream" shall be calculated by multiplying the monthly or weekly rental rate of a Rental Purchase Contract by the remaining number of monthly or weekly (whole or partial) payments necessary for a customer to acquire ownership of the rental merchandise under such Rental Purchase Contract.

        (o)"GAAP" shall mean generally accepted accounting principles in the United States.

        (p)"Governmental Authority" shall mean any federal, state, local or foreign government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

        (q)"Governmental Requirement" shall mean any rule, regulation, code, injunction, judgment, order, decree, or ruling of any Governmental Authority.

        (r)"Hazardous Substances" shall mean any pollutants, contaminants, substances, chemicals, carcinogens, wastes and any ignitable, corrosive, reactive, toxic or other hazardous substances of materials, whether solids, liquids or gases (including, but not limited to, petroleum and its derivatives, PCBs, asbestos, radioactive materials, waste waters, sludge, slag and any other substance, material or waste), as all such material is defined in or regulated by any Environmental Laws or as determined by any Governmental Authority.

        (s)"Intangible Property" shall mean all patents, trademarks, service marks, trade names, copyrights, inventions, know how, trade secrets, products or other developments in progress and other intangible property owned or used pursuant to a license agreement or otherwise, by the Corporation in the conduct of the Business.

        (t)"Leased Real Property" shall mean any real property currently leased by the Corporation.

        (u)"Liabilities" shall mean all liabilities and obligations of every nature of the Corporation as of the Effective Time, whether absolute, accrued, contingent, known, unknown, matured, unmatured or otherwise, which are required to be disclosed or provided for in the Corporation's Financial Statements in accordance with GAAP, including but not limited to (A) all indebtedness for borrowed monies (other than Vehicle Indebtedness), (B) all trade accounts payable, (C) all liabilities and obligations accrued on the Corporation's financial statements or pursuant to any agreement to which the Corporation is a party and (D) any liability for Taxes (taking into account that the Corporation is an S Corporation under the Code), but excluding obligations accruing after the Effective Time under (i) the Real Property Leases, (ii) any capital leases of the Corporation and (iii) liabilities accrued on the books of the Corporation as of the Effective Time for claims under the Rentavision Health Plan to the extent that they do not exceed the amount of the Rentavision Health Plan Reserve as of such time.

        (v)"Net Book Value of Rental Merchandise" shall mean the net book value (i.e., the depreciated book value as carried on the Corporation's books and records for financial statements purposes) of Rental Merchandise of the Corporation which is in conformance to the representations and warranties with respect to such Rental Merchandise set forth in Section 4.16(d), as determined in accordance with GAAP applied on a consistent basis.

        (w)"Owned Real Property" shall mean any real property currently owned by the Corporation or which the Corporation owned in the previous ten years.

        (x)"Permits" shall mean all licenses, permits and other governmental authorizations used in the Business.

        (y)"Person"   shall  mean  any   Governmental   Authority,   individual,
corporation, partnership, trust or other entity.

        (z)"Proceeding"  shall  mean  any  action,   order,  writ,   injunction,
judgment, decree, claim, suit, litigation, dispute, grievance, arbitral action, investigation or other proceeding.

        (aa)  "Purchase  Price" shall mean  $98,000,000  payable as set forth in
Section 2.3, (i) less Liabilities net of all cash of the Corporation, other than the amount of the Rentavision Health Plan Reserve, as of the Effective Time,
(ii) less the amount, if any, multiplied by 1.37, that the Future Rental Revenue Stream under all Rental Purchase Contracts (other than Defaulted Rental Purchase Contracts) as of the FRRS Date is less than $72,000,000 and (iii) less the amount, if any, that the Net Book Value of Rental Merchandise as of the Effective Time is less than $29,000,000, subject to adjustment after the Closing in accordance with Section 2.2(b).

        (ab) "Real Property" shall mean all Leased Real Property and all Owned Real Property.

        (ac) "Release" shall mean any spillage, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

        (ad) "Rental Contracts" shall mean all rental and rental-purchase contracts relating to the Business, which are duly signed by a customer, made in the ordinary course of business and otherwise legally enforceable, providing for the rental to customers of furniture, appliances, electronic equipment and/or other personal property. Rental Contracts shall not include rental and rental-purchase contracts that customers entered into as a part of a promotion or other marketing strategy that did not require the customer to pay at least one week's rent prior to delivery of the rental property; provided, however, that this exclusion shall not apply to any rental or rental-purchase contracts for which a free rental period has expired and the customer has paid at least one week's rent prior to Closing.

        (ae) "Rental Merchandise" shall mean all merchandise of the Business which is the subject of a Rental Contract or which is maintained by the Corporation for the Business for rent or rental purchase by customers.

        (af) "Rentavision Health Plan" shall mean the Rentavision Inc. Group Health Plan and the "Rentavision Health Plan Reserve" shall mean the cash retained by the Corporation as a reserve to fund its obligations under the Rentavision Health Plan ($300,000 as of the date of this Agreement).

        (ag) "Rental Purchase Contracts" shall mean those Rental Contracts which permit customers to acquire ownership of the rental merchandise.

        (ah) "Representative" shall mean any officer, director, principal, attorney, accountant, agent, or employee.

        (ai) "Shares" shall mean all of the issued and outstanding shares of stock of the Corporation.

        (aj) "Share Consideration" shall mean shares of Common Stock, without par value, of Buyer to be received by Seller pursuant to Section 2.3(d). The number of shares of Common Stock, without par value, of Buyer to be received by Seller as the Share Consideration shall be equal to $6,000,000 divided by the Average Stock Price, rounded up to the nearest whole share.

        (ak) "Store Locations" shall mean the rental store locations set forth on Schedule 1.1(ak).

        (al) "Tangible Personal Property" shall mean all tangible personal property (other than Rental Merchandise) used to conduct the Business, including, without limitation, vehicles, computers, modems, printers, fax machines, file cabinets, desks, calculators, telephone systems, counters, safes and security systems, together with any transferable manufacturer or vendor warranties related thereto.

        (am) "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, start-up, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

        (an) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.

        (ao) "Vehicle Indebtedness" shall mean (i) all indebtedness for borrowed monies used by the Corporation to purchase vehicles used in the Business and
(ii) any vehicle leases entered into prior to the Closing Date for vehicles used in Business.

        1.2 Other Defined Terms. The following terms shall have meanings defined for such terms in the Sections set forth below:

        Term                                                          Section
        ----                                                          -------
        Accounts Receivable                                           4.20
        Act                                                           2.4
        Adjusted Liabilities                                          2.2(b)
        Allocation Statement                                          10.3(b)
        Bank Accounts                                                 4.22
        Bank Payoff                                                   2.3(c)
        Benefit Arrangement                                           4.23(m)
        Business Reports                                              4.5
        Buyer's Accountant                                            2.2(b)
        Buyer's Audit                                                 2.2(b)
        Closing                                                       3.1
        Closing Certificate                                           2.2(b)
        COBRA                                                         4.23(h)
        Common Stock                                                  5.7
        Confidentiality Agreement                                     6.2
        Corporate Records                                             10.1
        Corporation's Bank                                            2.3(c)
        Effective Time                                                3.1
        Employee Plans                                                4.23(a)
        ERISA Affiliate                                               4.23(e)
         Escrow Agreement                                             2.3(b)
        Escrow Shares                                                 2.3(b)
        Final S Period(s) Tax Returns                                 10.3(c)
        Financial Statements                                          4.9
        FRRS Date                                                     2.2(b)
        HSR Act                                                       6.8
        Indemnified Party                                             9.2(c)
        Indemnifying Party                                            9.2(c)
         Indemnity Escrow Amount                                      2.3(b)
        Interim Financial Statements                                  4.9
        Losses                                                        9.2
        1934 Act                                                      5.8(a)
        NBV Date                                                      2.2(b)
        Non-Compete Agreement                                         6.5
        PBGC                                                          4.23(k)
        Pension Plans                                                 4.23(a)
        Real Property Leases                                          4.10
        Rent-Way SEC Reports                                          5.8(a)
        Restricted Persons                                            6.5
        Restricted Person Agreements                                  6.5
        SEC                                                           5.8(a)
        Section 338(h)(10) Elections                                  10.3(a)
        Shareholder's Agreement                                       2.4
        Third-Party Accountants                                       2.2(b)
        Vermont Investigation                                         9.2(f)
        Vermont Litigation                                            9.2(f)
        Welfare Plans                                                 4.23(a)

        1.3Usage of Terms. Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa. For purposes of this Agreement, Seller will be deemed to have "knowledge" of a particular fact or matter if he is actually aware of such fact or other matter or if he could be expected to discover or become aware of such fact or matter by conducting a reasonably diligent investigation of such fact or other matter. The Corporation will be deemed to have "knowledge" of a particular fact or other matter if any of the officers designated in the next succeeding sentence of this
Section 1.3 has, or at any time in the last two (2) years had, actual knowledge of such fact or other matter or could be expected to discover or become aware of such fact or other matter in the course of conducting a reasonably diligent investigation concerning the existence of such fact or matter. For purposes of this Agreement, a "reasonably diligent investigation" by Seller and any other officer listed in this Section shall mean inquiries by such individual directed to all employees of the Corporation who report directly to said individual with respect to the existence of such fact or matter. For purposes hereof, the officers are the Seller, the Corporation's Vice President of Operations, the Corporation's Vice President of Human Resources and the Corporation's Treasurer.

        1.4References to Articles, Sections, Exhibits and Schedules. All references in this Agreement to Articles, Sections (and other subdivisions), Exhibits and Schedules refer to the corresponding Articles, Sections (and other subdivisions), Exhibits and Schedules of or attached to this Agreement, unless the context expressly, or by necessary implication otherwise requires.



                                    ARTICLE 2
                           PURCHASE AND SALE OF SHARES

        2.1Transfer of Shares. Subject to the terms and conditions contained in this Agreement, on the Closing Date Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from Seller, the Shares, free and clear of all Encumbrances.

        2.2Purchase Price; Post-Closing Adjustment.

        (a)At the Closing (as hereinafter defined) Buyer shall pay to Seller for the sale, assignment and delivery of the Shares an amount equal to the Purchase Price as provided in Sections 2.2 and 2.3.

        (b)Not later than two business days prior to the Closing Date, Seller shall deliver to Buyer a certificate, certified by an executive officer of the Corporation (the "Closing Certificate"), setting forth:

                           (i) a schedule of the Defaulted Rental Purchase Contracts existing as of September 15, 1999 and a computation of the Future Rental Revenue Stream as of September 15, 1999 under all Rental Purchase Contracts of the Corporation other than Defaulted Rental Purchase Contracts; provided, however, that Seller may substitute therefor a schedule and computation of the Future Rental Revenue Stream as of September 16, 17 or 18 and the date finally specified by Seller shall be the "FRRS Date";

                           (ii) a pro forma estimate of the Net Book Value of Rental Merchandise as of September 15, 1999; provided, however, that Seller may substitute therefor a proforma estimate of the Net Book Value of Rental Merchandise as of September 16, 17, or 18 and the date finally specified by Seller shall be the "NBV Date"; and

                           (iii) a pro forma estimate of the Adjusted Liabilities, with the amount of the Liabilities, the amount of the Rentavision Health Plan Reserve and the Corporation's cash as of the Effective Time separately indicated.

For purposes of this Section 2.2, the term "Adjusted Liabilities" shall mean the Liabilities of the Corporation as of the Effective Time reduced by the Corporation's cash as of the Effective Time other than the amount of the Rentavision Health Plan Reserve. The Closing shall proceed, and any adjustments to the Purchase Price shall be made based on the Closing Certificate.

        There shall be conducted by Buyer's certified public accountants ("Buyer's Accountants") within one hundred and twenty (120) days following the Closing Date an audit of the Corporation's financial statements and Business Records to determine the Future Rental Revenue Stream of all Rental Purchase Contracts of the Corporation other than Defaulted Rental Purchase Contracts as of the FRRS Date and to determine the Net Book Value of Rental Merchandise as of the NBV Date and the Liabilities net of cash of the Corporation as of the Effective Time (the "Buyer's Audit"). Buyer shall report any decrease in the Future Rental Reserve Stream as of the FRRS Date, any decrease in the Net Book Value of Rental Merchandise as of the NBV Date or any change in the Adjusted Liabilities as of the Effective Time to Seller upon discovery. As promptly as reasonably possible Buyer shall deliver the Buyer's Audit to Seller. Seller shall have thirty (30) days after receipt of the Buyer's Audit to account for any decrease in the Net Book Value of Rental Merchandise as of the NBV Date and to account for any decrease or any increase in the Liabilities net of cash as of the Effective Time.

        If Buyer determines that the Future Rental Revenue Stream of all Rental Purchase Contracts as of the FRRS Date is less than $72,000,000 and that it failed to discover such fact as a result of fraud on the part of Seller or the Corporation, the Purchase Price shall be reduced by multiplying 1.37 by the amount that the Future Rental Revenue Stream is below $72,000,000; provided, however, that such reduction in the Purchase Price shall not occur unless and until the Future Rental Revenue Stream of all Rental Purchase Contracts is reduced below $72,000,000 and, in such event, only to the extent that the Future Rental Revenue Stream of all Rental Purchase Contracts is reduced below $72,000,000.

        In addition, if Seller is unable within such thirty (30) day period to account for any decreases in the Net Book Value of Rental Merchandise as of the NBV Date the Purchase Price shall be reduced on a dollar-for-dollar basis by the amount that the Net Book Value of Rental Merchandise as of the NBV Date as determined in the Buyer's Audit is less than the Net Book Value of Rental Merchandise as set forth on the Closing Certificate; provided, however, that such dollar-for-dollar reduction in the Purchase Price shall occur only if the Net Book Value of Rental Merchandise set forth in the Closing Certificate is below $29,000,000; otherwise such dollar-for-dollar reduction in the Purchase Price shall not occur unless and until, and in such event, only to the extent that, the Net Book Value of Rental Merchandise as calculated in the Buyer's Audit is below $29,000,000.

        In addition, if (A) the amount of the Adjusted Liabilities as of the Effective Time as finally determined pursuant to this Section 2.2(b) is in excess of the Adjusted Liabilities set forth on the Closing Certificate, the Purchase Price shall be further reduced by the amount of such excess or (B) the amount of such Adjusted Liabilities as finally determined pursuant to this
Section 2.2(b) is less than the Adjusted Liabilities set forth on the Closing Certificate, the Purchase Price shall be increased by an amount equal to the amount by which the amount of the Adjusted Liabilities set forth on the Closing Certificate exceed the Adjusted Liabilities as finally determined pursuant to this Section 2.2(b).

        If Buyer and Seller are unable to reach agreement as to any final Purchase Price adjustment within 15 days after the end of Seller's 30-day review period, then Ernst & Young or, if they are unwilling to be engaged as contemplated hereby, such other firm of certified public accountants as mutually agreed to by Buyer and Seller (the "Third-Party Accountants") shall promptly be retained to undertake the determination of any adjustments to the Purchase Price necessary under this Section 2.2(b), which determination shall be made as quickly as possible. Such determination of the Third-Party Accountants shall be final and binding upon Buyer and Seller, and all expenses of the Third-Party Accountants shall be borne as determined by the Third-Party Accountants.

        The amount of any final adjustment to the Purchase Price shall be payable by Seller or Buyer, as the case may be, within five (5) days after the parties have agreed upon the amount of any such adjustment or within five (5) days after any final determination by the Third-Party Accountants. Any adjustment to the Purchase Price pursuant to this Section 2.2(b) payable by Buyer shall be paid in cash by Buyer. Any adjustments to the Purchase Price pursuant to this Section 2.2(b) payable by Seller shall be payable at Seller's option, either in cash by Seller or from the Escrow Shares (as defined in Section 2.3(b)), and in any event any Purchase Price adjustment due and owing from Seller to Buyer in excess of the Escrow Shares shall be payable in cash by Seller.

        2.3Payment of Purchase Price. On the Closing Date, Buyer shall pay the Purchase Price to Seller as follows:

        (a)Buyer shall (i) pay the Purchase Price (as adjusted, if applicable) minus the dollar value of the Share Consideration, to the Seller by wire transfer of immediately available funds, and (ii) deliver to Seller share certificates representing that portion of the Share Consideration equal to $2,000,000 as determined by dividing $2,000,000 by the Average Stock Price.

        (b)Buyer shall deliver to Manufacturers and Traders Trust Company, Buffalo, New York (the "Escrow Agent") that portion of the Share Consideration equal to $4,000,000 as determined by dividing $4,000,000 by the Average Stock Price (the "Escrow Shares") to be held (i) to pay for any adjustments in the Purchase Price pursuant to Section 2.2 and (ii) to provide partial security for Seller's indemnity obligations in Article 9 hereof. The Escrow Shares shall be held for a period of one (1) year after the Closing Date. Seller and Buyer agree to jointly direct the release of the required number of Escrow Shares, if any, (depending on whether there is any reduction of the Purchase Price pursuant to Section 2.2) within fifteen (15) days after the Purchase Price adjustment and Buyer's Audit are completed under Section 2.2. The Escrow Shares, shall be held and disbursed in accordance with, and pursuant to, the terms and conditions of an Escrow Agreement among Seller, Buyer and Escrow Agent in substantially the form of Exhibit A (the "Escrow Agreement"). Any Purchase Price adjustment that Seller desires to pay using Escrow Shares and any claim for indemnification by Buyer under Article 9 shall be paid by returning to Buyer Escrow Shares in an amount equal to such Purchase Price adjustment or amount of indemnification. For purposes of Section 2.2 and this Section, the number of shares of Buyer Common Stock, without par value, returned to Buyer shall be determined by dividing the dollar amount of such Purchase Price adjustment or indemnification by the average closing price for a share of Buyer Common Stock, without par value, for the 20 trading days immediately preceding the date of such return of shares (as reported in the New York Exchange Composite Transaction or such other exchange that the Buyer Common Stock, without par value, is then listed on). Any amount of indemnification in excess of the value of the Escrow Shares shall be promptly paid by Seller directly to Buyer in cash.

        (c)At the Closing, Buyer shall pay to Manufacturers and Traders Trust Company ("Corporation's Bank") an amount equal to the indebtedness of the Corporation to Corporation's Bank as of the Closing Date (the "Bank Payoff").

        2.4Restrictions on Transfer. The shares of Buyer Common Stock, without par value, received by Seller as the Share Consideration have not been registered under Securities Act of 1933, as amended (the "Act") and may not be transferred by Seller except (i) pursuant to a registration statement which has been declared effective under the Act or (ii) in accordance with an exemption from the registration requirements of the Act. The shares of Buyer Common Stock, without par value, received by Seller shall be subject to the terms and conditions of a Shareholder's Agreement substantially in the form attached hereto as Exhibit B (the "Shareholder's Agreement").

        2.5Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains tax triggered by the sale of the Shares and any similar tax imposed in other states or subdivisions), shall be paid by Seller when due, and Seller will, at his own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation, all in accordance with Section 10.3 below.


                                    ARTICLE 3
                                     CLOSING

        3.1Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall be held at 9:00 a.m. local time on the Closing Date at the offices of the Corporation or at such other place as shall be agreed to by Seller and Buyer. The Closing shall be effective as of the close of business of the Corporation at all Store Locations on the Closing Date (the "Effective Time").

        3.2Stock Certificates and Instruments of Assignment. To effect the transfer referred to in Section 2.1 on the Closing Date, Seller shall deliver to Buyer, each certificate representing any of the Shares held by Seller and all stock powers or other instruments of assignment reasonably requested by Buyer. Such instruments of assignment shall be in form and substance, and shall be executed and delivered in a manner, satisfactory to Buyer.

        3.3Purchase Price; Certificates and Agreements. On the Closing Date, Buyer shall deliver and tender the Purchase Price to Seller, make the other payments provided for in Article 2 and deliver stock certificates representing the required portions of the Share Consideration to Seller and the Escrow Agent, respectively. Buyer and Seller shall deliver the certificates, agreements and other items described in Articles 7 and 8 of this Agreement.



                                    ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE CORPORATION

        Seller and the Corporation, jointly and severally, represent and warrant to Buyer that the following are true, correct and complete on the date of this Agreement, and shall be true, correct and complete as of the Closing Date:

        4.1Organization and Good Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Schedule 4.1 sets forth each jurisdiction other than New York where the Corporation is qualified to do business and each trade name or assumed name used by the Corporation in the conduct of the Business. The Corporation is duly qualified to do business in, and in good standing under the laws of, each jurisdiction in which such qualification is necessary under the applicable laws as result of the conduct of its respective business or the ownership of its respective properties. Except as disclosed on Schedule 4.1, the Corporation has full power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. The Corporation has no subsidiaries, and has never had any subsidiaries. The Corporation conducts the Business directly and not through any association, joint venture, partnership or other business entity.

        4.2Authority; Authorization; Binding Effect. Seller and the Corporation have all necessary power and authority and have taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform their obligations under this Agreement. This Agreement has been duly executed and delivered by Seller and the Corporation and constitutes a legal, valid and binding obligation of Seller and the Corporation enforceable against Seller and the Corporation in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

        4.3No Conflicts, Violations or Proceedings. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not result in
(i) a violation of or conflict with any provision of the Certificate of Incorporation, Bylaws or other organization certificates or documents of the Corporation, (ii) a breach of, or a default under, any material term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession relating to the Business to which Seller or the Corporation is a party other than under the Real Property Leases, (iii) a violation by Seller or the Corporation in any material respect of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award or (iv) an imposition of any Encumbrance on any of the Shares. There is no pending or, to the knowledge of Seller or the Corporation, threatened or anticipated Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

        4.4No Consents or Approvals. Except for the filing required under the HSR Act and except as otherwise set forth on Schedule 4.4, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Seller or the Corporation in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

        4.5Customer/Account Information. The Corporation has delivered or made available to Buyer the reports set forth on Schedule 4.5 (the "Business Reports"). The Business Reports are true and correct in all material respects.

        4.6Title to Shares. On the Closing Date, Seller shall own all of the Shares issued in his name free of any Encumbrance and subject to no restrictions with respect to transferability, other than restrictions generally applicable under federal or state securities laws.

        4.7Capitalization. Schedule 4.7 sets forth the authorized, issued and outstanding shares of capital stock of the Corporation, the legal and beneficial ownership thereof and any Encumbrances thereon. All of the Shares are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable laws. All voting rights with respect to the Corporation are vested in the Shares. Except as set forth in Schedule 4.7, (a) there are no outstanding shares of capital stock of the Corporation, or outstanding securities convertible into or exchangeable or exercisable for shares of capital stock of the Corporation, (b) there are no bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which the Corporation's shareholders may vote, (c) there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which the Corporation is bound to issue, repurchase or otherwise acquire or retire any capital stock of the Corporation, (d) there are no voting agreements, voting trusts, buy-sell agreements, options or rights or obligations relating to the shareholders or the capital stock of the Corporation, and (e) except for certain provisions of this Agreement, there are no agreements between Seller and the Corporation which will survive the Closing. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire the Shares, free of any Encumbrance.

        4.8Corporate Records. Except as set forth on Schedule 4.8, the minute books of the Corporation are complete and accurate and contain a complete and accurate record of all meetings and actions of shareholders and directors and of any executive committee or other committee of the shareholders or board of directors. The stock record book of the Corporation is complete and accurate and contains a complete and accurate record of all share transactions for the Corporation from the date of its incorporation. True and complete copies of the Business Records, the minute book and stock record book of the Corporation have been made or will be made available for review by Buyer.

        4.9Financial Statements. The Corporation and Seller have delivered or will deliver to Buyer (a) financial statements of the Corporation for each of the years in the three-year period ended December 31, 1998 (consisting of a balance sheet, statement of income, profit and loss and a statement of cash flows), which have been audited by the Corporation's accountants (the "Financial Statements") and (b) unaudited interim financial statements of the Corporation (consisting of a balance sheet, statement of income, profit and loss and a statement of cash flows) for the 5-month period ended May 31, 1999 (the "Interim Financial Statements"). Except as set forth on Schedule 4.9, the Financial Statements and the Interim Financial Statements fairly present the financial condition and the results of operations of the Corporation as of their respective dates and for the periods then ended, and the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis. The books and records of the Corporation fairly reflect the assets, liabilities and operations of the Corporation in accordance with GAAP, and the Financial Statements and the Interim Financial Statements are in conformity therewith, except that the Interim Financial Statements do not contain footnotes and are subject to customary year-end adjustments applied on a basis consistent with the Corporation's past experience.

        4.10 Real Property. Schedule 4.10 lists and describes briefly all Real Property. Except as set forth on Schedule 4.10, the Corporation currently owns no Owned Real Property. The Corporation will deliver to Buyer correct and complete copies of the leases and subleases, as amended to date, for the Leased Real Property (including all closed stores and warehouses) (the "Real Property Leases"). With respect to each Real Property Lease: (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect, (ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, provided, however, that certain leases may require the landlord's consent to the sale of stock contemplated by this Agreement, (iii) to the knowledge of the Corporation and Seller no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder, (iv) the Corporation has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold and (v) to the knowledge of Seller and the Corporation, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

        4.11 Tangible Personal  Property.  Except as set forth on Schedule 4.11,
Schedule 4.11 lists all Tangible Personal Property owned or leased by the Corporation as of ___________, 1999. To the knowledge of Seller and the Corporation, the Tangible Personal Property constitutes all the material tangible personal property used in the operation of the Business and necessary to conduct the Business as presently conducted. Except as set forth on Schedule 4.11, the Tangible Personal Property owned by the Corporation is free and clear of all Encumbrances. All of the Tangible Personal Property is located at the Real Property.

        4.12 Intangible Property. Schedule 4.12 lists all Intangible Property other than software (which is listed on Schedule 4.11). Except as set forth on
Schedule 4.12, the Intangible Property is legally and beneficially owned exclusively by the Corporation and is used exclusively by the Corporation and is not the subject of any pending or threatened proceeding for opposition, cancellation, reexamination, revocation or rectification and there are no facts or matters which might give rise to any such proceeding. To the knowledge of the Seller and the Corporation, the use by the Corporation of the Intangible Property is not infringing upon or otherwise violating the rights of any third party in or to such Intangible Property, and no proceedings have been instituted against, and no notices have been received by, the Corporation that are presently outstanding alleging that the use by the Corporation of the Intangible Property infringes upon or otherwise violates any rights of a third party in or to such Intangible Property. The consummation of the transactions contemplated by this Agreement will not result in the loss of or impairment of any of the Corporation's rights in the Intangible Property. Except as set forth on Schedule 4.12, no shareholder, director, officer or employee of the Corporation owns, directly or indirectly, in whole or in part, any right in the Intangible Property that the Corporation has used or the use of which is necessary for the Business as now conducted.

        4.13 Compliance with Laws; Permits. Except as set forth in Schedule 4.13, the Corporation at all times during the last three (3) years has duly complied with, and is in compliance with, all applicable Governmental Requirements. Except as set forth in Schedule 4.13, the Corporation has not received any notice to the effect that, or otherwise been advised that, the Corporation is not in compliance with any Governmental Requirement. Except as set forth in Schedule 4.13, to the knowledge of Seller and the Corporation, the Permits set forth on Schedule 4.13 constitute all material permits, consents, licenses, franchises, authorizations and approvals of any Governmental Authority or other Person (a) which are used in the operation of the Business and (b) which are necessary to conduct the Business as presently conducted, other than those the failure of which to obtain would not have a material adverse effect on the Business, assets or financial condition of the Corporation. All of the Permits are valid and in full force and effect, no violations thereof have been issued or are anticipated and no proceeding is pending, or to the knowledge of the Corporation or Seller threatened, to revoke or limit any of them. To the knowledge of Seller and the Corporation, except as set forth on Schedule 4.13, the consummation of the transactions contemplated by this Agreement do not and will not violate or render any of the Permits invalid, require any amendment or reissuance of any of the Permits or require the consent of the Governmental Authority which has issued any of the Permits.

        4.14 Litigation. Except as set forth in Schedule 4.14, there is no claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative proceeding, or any order, decree, or judgment pending, or to the knowledge of the Corporation and Seller threatened, against or relating to the Corporation, its officers, directors or employees, or its properties, assets or business. Except as set forth in Schedule 4.14, neither Seller nor the Corporation knows of any basis or grounds for any such claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative proceeding. To the knowledge of Seller and the Corporation, none of the matters disclosed in Schedule 4.14 has or will have a material adverse affect on the Business or financial condition of the Corporation.

        4.15 Tax Matters. Except as set forth on Schedule 4.15, the Corporation has filed all Tax Returns relating to the Business that it was required to file. All such Tax Returns were correct and complete in all respects. The Corporation (and any predecessor of the Corporation) has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362 and for state and local income tax purposes at all times since January 1, 1988 and the Corporation will be an S corporation up to and including the Closing Date. The Corporation and Seller will not revoke the Corporation's elections under federal, state, and local law, to be taxed as an S corporation within the meaning of Code Sections 1361 and 1362. The Corporation and Seller will not take or allow any action that would result in the termination of Corporation's status as a validly electing S corporation within the meaning of Code Sections 1361 and 1362. Except as set forth on Schedule 4.15, all Taxes owed by the Corporation and the Seller (whether or not shown on any Tax Return) prior to the date hereof have been paid in full. There are no Encumbrances on any of the Shares that arose in connection with any failure (or alleged failure) to pay any Tax. The Corporation has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Except as set forth on Schedule 4.15, there are no federal, state, local or foreign tax liens upon any of the properties or assets of the Corporation or the Shares, and there are no unpaid taxes which are or could become a lien on the properties or assets of the Corporation or the Shares, except for current taxes not yet due and payable. The Corporation has delivered, or will deliver upon execution of this Agreement, copies of all federal and state tax returns and reports filed by the Corporation in the past three years (1996, 1997 and 1998). Neither the Corporation nor any qualified subchapter S subsidiary of the Corporation has, in the past 10 years,
(A) acquired assets from another corporation in a transaction in which the Corporation's tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

        4.16   Rental Contracts; Rental Merchandise.

        (a)The Rental Contracts of the Corporation are in all respects: (i) in full force and effect according to their terms, (ii) will continue to be in full force and effect following the consummation of the transactions contemplated hereby, in the same manner and to the same extent as it was prior to consummation and (iii) comply in all respects with the laws of each state the laws of which may apply to such Rental Contract.

        (b)The Net Book Value of Rental Merchandise as of the NBV Date will be greater than or equal to $29,000,000; provided, however, that Buyer's sole remedy in the event that such representation is not true as of the NBV Date shall be to accept the adjustment of the Purchase Price provided in Section 2.2(b) and to proceed with the Closing; except that if the proforma estimated Net Book Value of Rental Merchandise as of the NBV Date is less than $28,000,000, then Buyer may, at its election, without liability to Seller or the Corporation, terminate this Agreement.

        (c)The Future Rental Revenue Stream under all Rental Purchase Contracts (other than Defaulted Rental Purchase Contracts) as of the FRRS Date will be greater than or equal to $72,000,000; provided, however, that Buyer's sole remedy in the event that such representation is not true as of the Closing Date shall be to accept the adjustment of the Purchase Price provided in Section 2.2(b) and to proceed with the Closing; except that if the Future Rental Revenue Stream under all Rental Purchase Contracts (other than Defaulted Rental Purchase Contracts) as of the FRRS Date is less than $71,000,000, then Buyer may, at its election, without liability to Seller or the Corporation, terminate this Agreement.

        (d)The Rental Merchandise is in good, merchantable and usable condition, ordinary wear and tear excepted. Seller and the Corporation will make available to Buyer or will deliver to Buyer upon execution of this Agreement, an itemized list of all of the Rental Merchandise as showing the date of purchase, the supplier, the cost, description of each item sufficient to identify it to Buyer, and the location of each item. For purposes of this Section, the term "good, merchantable and usable" shall mean merchandise which is in good condition and of the quality regularly rented to customers of the Corporation in the usual course of the business, subject to normal portions thereof which are being serviced or repaired. Except as set forth on Schedule 4.16(d), the Rental Merchandise is owned by the Corporation free and clear of all Encumbrances.

        4.17 Employees. Schedule 4.17 identifies all employees of the Business as of September __, 1999. The Corporation is in compliance with all applicable laws respecting employment practices, terms and conditions of employment, management-labor relations and wages and hours which are in effect as of the date of this Agreement. The Corporation is not a party to any labor agreement with any labor organization. There is no unfair labor practice, charge or complaint against the Corporation pending or, to the knowledge of Seller and the Corporation, threatened before any Governmental Authority. There is no labor strike or labor disturbance pending or, to the knowledge of Seller and the Corporation, threatened against the Corporation nor is any material grievance currently being asserted. The Corporation has not experienced a work stoppage or work slowdown at any time during the three (3) years immediately preceding the date of this Agreement. There is no organizational campaign being conducted and no dispute as to the representation of any employees of the Corporation. As of September 1, 1999, the Corporation had good business relations with its employees at the store manager level and above and, to the knowledge of Seller and the Corporation, there is no reason to believe that the transactions contemplated by this Agreement will adversely affect such business relations.

        4.18 Customers. To the knowledge of Seller and the Corporation, records of customers who have rented merchandise from the Corporation within the last two years have not been destroyed (except for computer stored information deleted in the ordinary course of business). The customer lists of the Business accurately identify the customers of the Business in all material respects. All transactions with customers have been and are currently conducted on an arm's length basis.

        4.19 Environmental Matters. Except as disclosed in Schedule 4.19, to the knowledge of Seller and the Corporation, the Corporation and its assets, properties and operations are now and, at all times prior to the Closing Date, have been in compliance with all Environmental Laws. To the knowledge of Seller and the Corporation, there has been and is no Release or threatened Release of any Hazardous Substance at, on, under, in, to or from any of the Real Property (or, to the knowledge of the Corporation at, on, under, in, to or from any of the Real Property) whether as a result of or in connection with the operations and activities at the Real Property or otherwise, except as disclosed in
Schedule 4.19. Neither the Corporation nor Seller have received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, the presence, Release or threatened Release of any Hazardous Substance at any location, whether at the Real Property or otherwise, which Hazardous Substances were allegedly manufactured, used, generated, processed, treated, stored, disposed or otherwise handled at or transported from the Real Property or otherwise, except as set forth in Schedule 4.19. Neither the Corporation nor Seller have received any notice of any Environmental Claim by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to the presence, Release or threatened Release of any Hazardous Substances at, on, under, in, to or from the Real Property or in connection with any operations or activities thereat, except as set forth on Schedule 4.19. Neither the Owned Real Property or, to the knowledge of Seller and the Corporation, the Leased Real Property, nor any operations or activities thereat is or has been subject to any judicial or administrative proceeding, order, consent, agreement or any lien relating to any Environmental Laws or Environmental Claims. Except as set forth on Schedule 4.19, to the knowledge of Seller and the Corporation, (a) there are no underground storage tanks presently located at the Real Property and there have been no releases of any Hazardous Substances from any underground storage tanks or related piping at the Real Property, (b) there are no PCBs located at, on or in the Real Property and (c) there is no asbestos or friable asbestos-containing material located at, on or in the Real Property. The
Corporation has delivered to Buyer or its Representatives copies of all information requested by Buyer which has been supplied by or on behalf of the Corporation to any Governmental Authority having the duties of regulation, registration, authorization or enforcement of or under any Environmental Laws.

        4.20 Accounts Receivable. Except as set forth on Schedule 4.20, all of the accounts or notes receivable of the Corporation excluding amounts due under any Accounts (the "Accounts Receivable") are bona fide receivables, arose during the ordinary course of the Business and are collectable at their full face amount, net of reserves. Except as set forth on Schedule 4.20, no Person has any liens on the Accounts Receivable, there is no right of off-set on any of the Accounts Receivable, and no agreement for reduction or discount has been made with respect to any of the Accounts Receivable.

        4.21   Securities Matters.

        (a)The shares of Rent-Way Common Stock, without par value, that the Seller is acquiring as the Share Consideration pursuant to this Agreement are being acquired for his own account as principal, for investment and not with a view to resale or distribution of any such shares.

        (b)The Seller understands and agrees that the shares of Rent-Way Common Stock, without par value, he is receiving as the Share Consideration have not been registered under the Act in reliance upon exemptions therefrom and may not be transferred other than pursuant to a registration statement filed with respect to such shares or pursuant to an exemption from registration available under the Act and the 1934 Act.

        (c)In acquiring the shares of Common Stock, without par value, of Buyer which comprises the Share Consideration, Seller is relying solely on the Rent-Way SEC Reports and the representations and warranties of Buyer set forth in Article 5 of this Agreement, and Seller represents and warrants that he has not relied on any other representations or warranties of Buyer with respect to its business nor on any advice of Buyer with respect to the advisability of acquiring the Share Consideration or the tax consequences thereof.

        (d)The Seller is an "accredited investor" as such term is defined in Rule 504 promulgated by the SEC under the Act.

        4.22 Bank Accounts. Schedule 4.22 contains true, complete and correct lists of all bank accounts and safe deposit boxes maintained by the Corporation (the "Bank Accounts"), and all persons entitled to draw thereon, to withdraw therefrom or, with access thereto.

        4.23   Employee Benefits Plans.

        (a)Attached hereto as Schedule 4.23(a)(1), is a list identifying each "employee pension benefit plan," as defined in Section 3(2) of ERISA, including any "multiemployer plan," as defined in Section 3(37) of ERISA, (the "Pension Plans") and as Schedule 4.23(a)(2), a list identifying each "employee welfare benefit plan," as defined in Section 3(1) of ERISA, (the "Welfare Plans") that, in either case, are maintained, administered or contributed to by the Corporation, or which cover any employee or former employee of the Corporation. Collectively, the Pension Plans and the Welfare Plans shall hereafter be referred to as the "Employee Plans." Except as otherwise identified on Schedule 4.23(a)(1) and Schedule 4.23(a)(2) and on Schedule 4.23(m), (i) no Employee Plan or Benefit Arrangement (as defined in Section 4.23(m) of this Agreement) is maintained, administered or contributed to by any entity other than the Corporation, and (ii) no Employee Plan is maintained under any trust arrangement which covers any employee benefit arrangement which is not an Employee Plan.

        (b)Seller has delivered or will deliver to Buyer true and complete copies of (i) the Employee Plans (and related trust agreements and other funding arrangements, if any, and adoption agreements, if any), (ii) any amendments to the Employee Plans, (iii) written interpretations of the Employee Plans to the plan administrator of such Plan (iv) material employee communications by the plan administrator of any Employee Plan (including, but not limited to, summary plan descriptions and summaries of material modifications as defined under ERISA), (v) the three most recent annual reports (e.g., the complete Form 5500 series) prepared in connection with each Employee Plan (if any such report was required), including all attachments (including without limitation the actuarial valuation reports) and (vi) the three most recent actuarial valuation reports prepared in connection with each Employee Plan (if any such report was required).

        (c)To the knowledge of Seller and the Corporation, each Employee Plan has been maintained in compliance with its terms and the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, which are applicable to such Employee Plan.

        (d)There are no pending or, to the knowledge of the Corporation or the Seller, threatened claims, suits or other proceedings by any employees, former employees or plan participants or the beneficiaries, spouses or representatives of any of them, against any Employee Plan, the assets held thereunder, the trustee of any such assets, or the Corporation relating to any of the Employee Plans, any other employee benefit plans, contracts or arrangements, other than ordinary and usual claims for benefits by participants or beneficiaries. Furthermore, there are no pending or, to the knowledge of the Corporation or the Seller, threatened suits, investigations or other proceedings by any federal, state, local or other governmental agency or authority of or against any Employee Plan, the trustee of any assets held thereunder, or the Corporation relating to any of the Employee Plans, any other employee benefit plans, contracts or arrangements. If any of the actions described in this subsection are initiated prior to the Closing Date, the Seller shall notify the Buyers of such action prior to the date of Closing.

        (e)No liability has been incurred by the Corporation or by a trade or business, whether or not incorporated, which is deemed to be under common control or affiliated with the Corporation within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") for any tax, penalty or other liability with respect to any Employee Plan and, to the knowledge of the Corporation or the Seller, such Plans do not expect to incur any such liability prior to the date of Closing. To the knowledge of Seller and the Corporation, the Corporation, for all periods ending on the prior to the date of this Agreement, have administered, and between the date of this Agreement and the date of Closing, will administer each Employee Plan in compliance with the reporting, disclosure, fiduciary and all other requirements applicable thereto under ERISA, the Code or any other applicable law.

        (f)Neither the Corporation nor the Seller have engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to any Employee Plans, and will not so engage, act or fail to act prior to the date of Closing. Neither the Corporation nor the Seller have engaged in any "prohibited transaction" within the meaning of Section 406(a) or 406(b) of ERISA, or of Section 4975(c) of the Code with respect to any Employee Plan. Furthermore, to the knowledge of the Corporation or the Seller, no other "party in interest," as defined in Section 3(14) of ERISA, or "disqualified person," as defined in Section 4975(e)(2) of the Code, has engaged in any such "prohibited transaction."

        (g)No Employee Plan provides benefits, including without limitation, death, disability, or medical benefits (whether or not insured), with respect to current or former employees of the Corporation beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death, disability or retirement benefits under any Pension Plan, (iii) deferred compensation benefits accrued as liabilities on the financial statements of the Corporation, or (iv) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary).

        (h)The Welfare Plans that are group health plans (as defined for the purposes of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, and all regulations thereunder, ("COBRA")) have complied at all times, and will continue to comply through the date of Closing, with requirements of COBRA to provide health care continuation coverage to qualified beneficiaries who have elected, or may elect to have, such coverage. To the knowledge of Seller and the Corporation, the Corporation, or its agents who administer any of the Welfare Plans, have complied at all times and will continue to comply through the date of Closing, with the notification and written notice requirements of COBRA. There are no pending, and to the knowledge of the Corporation or the Seller, threatened claims, suits, or other proceedings by any employee, former employee, participants or by the beneficiary, dependent or representative of any such person, involving the failure of any Welfare Plan or of any other group health plan ever maintained by the Corporation to comply with the health care continuation coverage requirements of COBRA.

        (i)Each Pension Plan is "qualified" within the meaning of Section 401(a) of the Code, and has been qualified during the period from the date of its adoption to the date of this Agreement, and each trust created thereunder is tax-exempt under Section 501(a) of the Code. The Seller has delivered or will deliver to the Buyers the latest determination letters of the Internal Revenue Service relating to each Pension Plan. Such determination letters have not been revoked. Furthermore, there are no pending proceedings or, to the knowledge of the Corporation or the Seller, threatened proceedings in which the "qualified status of any Pension Plan is at issue and in which revocation of the determination letter has been threatened. Each such Pension Plan has not been amended or operated, since the receipt of the most recent determination letter, in a manner that would adversely affect the "qualified" status of the Plan. No distributions have been made from any of the Pension Plans that would violate in any respect the restrictions under Treas. Reg. Section 1.401(a)(4)-5(b), and none will have been made by the date of Closing. To the knowledge of the Corporation or Seller, there has been no partial termination as defined in
Section 411(d) of the Code and the regulations thereunder, of any Pension Plan.

        (j)The Corporation has made all required contributions under each Pension Plan on a timely basis or, if not yet due, adequate accruals therefore have been provided for in the financial statements. No Pension Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and no Pension Plan has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code.

        (k)Except for required premium payments, no liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been incurred by the Corporation with respect to any Pension Plan. The Corporation has complied, or will comply, with all requirements for premium payments, including any interest and penalty charges for late payment, due to PBGC on or before the date of Closing with respect to each Pension Plan for which any premiums are required. No proceedings to terminate, pursuant to Section 4042 of ERISA, have been instituted or, to the knowledge of the Corporation or the Seller, are threatened by the PBGC with respect to any Pension Plan (or any Pension Plan maintained by an ERISA Affiliate). There has been no termination or partial termination, as defined in
Section 411(d) of the Code and the regulations thereunder, of any Pension Plan. No reportable event, within the meaning of Section 4043 of ERISA, has occurred with respect to any Pension Plan.

        (l)The Corporation and its ERISA Affiliates have not been, nor will they become through the date of Closing, liable to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

        (m)Schedule   4.23(m)  contains  a  list  identifying  each  employment, severance or similar contract, arrangement or policy (exclusive of any such contract which is terminable within thirty (30) days without liability to the Seller and the Corporation), and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental employment benefits, vacation benefits, retirement benefits, deferred compensation, bonuses, profit-sharing, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement compensation or benefit which (i) is not an Employee Plan, (ii) has been entered into or maintained, as the case may be, by the Seller or the Corporation, and (iii) covers any employee or former employee of the Corporation. Such contracts, plans and arrangements are hereinafter referred to collectively as the "Benefit Arrangements". True and complete copies or descriptions of the Benefit Arrangements have been or will be delivered to Buyer. To the knowledge of Seller and the Corporation, each Benefit Arrangement has been maintained in substantial compliance with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangements.

        (n)There has been no amendment to, written interpretation or announcement (whether or not written) by the Corporation relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of expense incurred in respect of such Employee Plan or Benefit Arrangement for the most recent plan year with respect to Employee Plans or the most recent fiscal year with respect to Benefit Arrangements.

        (o)There is no contract, agreement, plan or arrangement covering any employee or former employee of the Corporation that, individually or in aggregate, could give rise to the payment by the Corporation, directly or indirectly, of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code.

        4.24 Vehicle Indebtedness. Schedule 4.24 sets forth a list of the vehicles owned by the Corporation and used in the Business and all Vehicle Indebtedness. All vehicles owned by the Corporation free and clear of all Encumbrances are noted on Schedule 4.24.

        4.25   Insurance.

        (a)The Corporation has delivered to Buyer true and complete copies of all policies of insurance to which the Corporation is a party or under which the Corporation or any officer or director thereof, is or has been covered at any time within the three (3) years immediately preceding the date of this Agreement.

        (b)Schedule 4.25(b) describes:

           (i) any self-insurance arrangement by or affecting the Corporation, including any reserves established thereunder;

           (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Corporation; and

           (iii) all obligations of the Corporation to provide insurance coverage to third parties (for example, under leases or service agreements), and identifies the policy under which such coverage is provided.

        (c) Seller will make available for review by Buyer, by year, for the current policy year and each of the three (3) preceding policy years:

           (i) a summary of the loss experience under each policy of insurance;

           (ii) a statement describing each claim under a policy of insurance for an amount in excess of $10,000, which sets forth:

                                    (A)     the name of the claimant;

                                    (B) a description  of the policy by insurer,
type of insurance, and period of coverage; and

                                    (C) the  amount and a brief  description  of
the claim.

                           (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                  (d)      Except as set forth on Schedule 4.25(d):

                           (i)  all   policies   of   insurance   to  which  the
         Corporation is a party or that provide coverage to the Corporation or any officer or director thereof:

                                    (A)     are valid, outstanding, and
                                            enforceable;

                                    (B)     to the  knowledge  of Seller and the
                                            Corporation are issued by an insurer
                                            that  is   financially   sound   and
                                            reputable;

                                    (C)     to the knowledge of the  Corporation
                                            taken  together,   provide  adequate
                                            insurance  coverage  for the  assets
                                            and    the    operations    of   the
                                            Corporation  for all risks  normally
                                            insured against by a Person carrying
                                            on the same  business or  businesses
                                            as the Corporation; and

                                    (D)     to the  knowledge  of Seller and the
                                            Corporation   are   sufficient   for
                                            compliance     with    all     legal
                                            requirements  and contracts to which
                                            of the  Corporation is a party or by
                                            which it is bound.

                           (ii) Except as set forth on Schedule 4.25(d), the Corporation has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights which is still effective, or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

                                    (iii) The  Corporation has paid all premiums
         due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to the Corporation or any officer or director thereof; and

                                    (iv)  To the  Corporation's  knowledge,  the
         Corporation has given notice to the insurer of all claims that may be insured thereby.

                           4.26 Brokers. Neither Seller nor the Corporation have entered into and will not enter into any agreement, arrangement or understanding with any Person which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

                           4.27 Material Contracts. Except as listed on Schedule 4.27, and except for the Real Property Leases and any other contract required to be disclosed in another Schedule, the Corporation is not a party to any contract, agreement, mortgage, commitment or obligation, whether oral or written, express or implied, that is legally binding and:

                           (a) which involves performance of services or the delivery of goods to the Corporation of an amount or value in excess of $5,000;

                           (b) which was not entered into in the ordinary course
         of  business  and  that  involves   expenditures   or  receipt  by  the
         Corporation of an amount or value in excess of $10,000;

                           (c) which is for capital expenditures in excess of $10,000;

                           (d) which is a guaranty, warranty or similar undertaking by the Corporation;

                           (e)      which is a power of attorney;

                           (f) which restricts or purports to restrict the business activity of the Corporation or Seller; or

                           (g) which involves a licensing arrangement with respect to trademarks, patents, copyrights or other intellectual property.

                           4.28     Material Misstatements or Omissions.  No
representation or warranty by Seller or the Corporation in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Buyer pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement (a) contains or to the knowledge of the Seller and the Corporation, will contain at the Closing Date any untrue statement of a material fact or (b) intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.



                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                           Buyer hereby represents and warrants to Seller and the Corporation that the following are true, correct and complete on the date hereof, and shall be true, correct and complete as of the Closing Date:

                           5.1 Organization and Good Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties. Buyer has all necessary power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.

                           5.2 Authority; Authorization; Binding Effect. Buyer has all necessary power and authority and has taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

                           5.3 No Conflicts, Violations or Proceedings. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the performance by Buyer of its obligations under this Agreement do not and will not result in (i) a violation of or a conflict with any provision of the Articles of Incorporation of Buyer or other organizational documents of Buyer, (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession to which Buyer is a party or (iii) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award. There is no pending or, to the knowledge of Buyer, threatened or anticipated Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

                           5.4 No Consents or Approvals. Except for the filing required under the HSR Act, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

                           5.5 No Brokers. Buyer has not entered into and will not enter into any agreement, arrangement or understanding with any Person which will result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

                           5.6 Investment. The Shares being acquired by Buyer pursuant to this Agreement are being acquired for Buyer's own account as principal, for investment and not with a view to resale or distribution of any such Shares.

                           5.7 Buyer's Capital Structure. The authorized capital stock of Buyer consists of 50,000,000 shares of Common Stock without par value ("Common Stock") and 1,000,000 shares of Preferred Stock. As of September 1, 1999: (i) 21,697,042 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable; (ii) no shares of Common Stock were held in the treasury of Buyer or by any subsidiaries of Buyer; (iii) 2,510,788 shares of Common Stock were reserved for issuance pursuant to stock options granted and outstanding under Buyer's stock option plans and
         (iv) no shares of Preferred Stock were issued and outstanding. Between September 1, 1999 and the date hereof, (i) no additional shares of capital stock have been reserved for issuance by Buyer and (ii) the only issuances of shares of capital stock of Common Stock have been issuances of Common Stock upon the exercise of outstanding stock options and pursuant to Buyer's 401(k) plan. All shares of Common Stock to be issued to Seller as the Share Consideration, upon issuance pursuant to the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and non-assessable. There are no obligations, contingent or otherwise, of Buyer or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock.

                           5.8 SEC Filings; Financial Statements. () Buyer has filed all reports required to be filed by Buyer with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") since October 1, 1997 (the "Rent-Way SEC Reports"). Buyer has made available to the Seller or his legal counsel all Rent-Way SEC Reports. The Rent-Way SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superceded by a subsequent filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Rent-Way SEC Reports or necessary in order to make the statements in such Rent-Way SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Buyer's subsidiaries is required to file any forms, reports or other documents with the SEC.

                           (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Rent-Way SEC Reports, including any Rent-Way SEC Reports filed from the date of this Agreement until the Closing, complied or will comply in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC), and fairly presented or will fairly present the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited consolidated balance sheet of Buyer as of June 30, 1999 is referred to herein as the "Balance Sheet".

                           5.9 Absence of Undisclosed Liabilities. Except as disclosed in the Rent-Way SEC Reports filed and publicly available prior to the date of this Agreement, Buyer and its subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), which individually or in the aggregate could reasonably be expected to have a Material Adverse
         Effect on Buyer, other than (i) liabilities reflected in the Balance Sheet, and (ii) normal or recurring liabilities incurred since June 30, 1999 in the ordinary course of business consistent with past practices which would not individually or in the aggregate have a Material Adverse Effect on Buyer. For purposes of this Article 5, a "Material Adverse Effect" shall mean any effect that is material and adverse to the business, assets, liabilities, results of operations or financial condition of Buyer and its subsidiaries taken as a whole; provided, that a Material Adverse Effect with respect to Buyer shall not be deemed to include the impact of (i) changes in applicable law of general applicability or implementation thereof by any Governmental Authority, (ii) acts or omissions of Rentavision taken with the prior written consent of the Buyer in contemplation of the transactions contemplated hereby, (iii) circumstances affecting the rental-purchase industry generally, and (iv) the effects of the transactions contemplated by, and the compliance by either party with the provisions of, this Agreement on the business, assets, liabilities, results of operations or financial condition of Buyer or any of its subsidiaries.

                           5.10 Absence of Certain Changes or Events. Between the date of the Balance Sheet and the date hereof, Buyer and its subsidiaries have conducted their businesses only in the ordinary course in a manner consistent with past practice (except as disclosed in the Rent-Way SEC Reports filed and publicly available prior to the date of this Agreement). Since the date of the Balance Sheet there has not been: (a) any Material Adverse Effect on Buyer or any facts or circumstances that could reasonably be expected to result in a Material Adverse Effect on Buyer; (b) any damage, destruction or loss (whether or not covered by insurance) with respect to Buyer or any of its subsidiaries having a Material Adverse Effect on Buyer; (c) any material change by Buyer or any of its subsidiaries in its accounting methods, principles or practices; (d) any revaluation by Buyer or any of its subsidiaries in its accounting methods, principles or practices; or (e) any revaluation by Buyer or any of its subsidiaries of any of its assets having a Material Adverse Effect on Buyer.

                           5.11 Compliance with Applicable Law. Each of Buyer and its subsidiaries has at all times during the last three (3) years duly complied with, and is in compliance with, all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, or otherwise) except where the failure to be in such compliance would not individually or in the aggregate have a Material Adverse Effect on Buyer.

                           5.12 Litigation.  Except for litigation  disclosed in
         (i) the notes to the financial statements included in Buyer's Annual Report to its stockholders for the year ended September 30, 1998 or
         (ii) the Rent-Way's SEC Reports, there is no suit, action or proceeding pending or, to Buyer's knowledge, threatened against or affecting Buyer or any of its subsidiaries, the outcome of which would individually or in the aggregate have a Material Adverse Effect on Buyer; nor is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any Governmental Authority outstanding against Buyer having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

                           5.13 Tax Matters. Buyer has filed all Tax Returns relating to its business that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Buyer prior to the date hereof have been paid in full except for such Taxes as would not, individually or in the aggregate, have a Material Adverse Effect on Buyer. Buyer has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. There are no federal, state, local or foreign tax liens upon any of the properties or assets of Buyer, and there are no unpaid taxes which are or could become a lien on the properties or assets of Buyer, except for current taxes not yet due and payable.

                           5.14 Environmental Matters. Except as to matters previously remediated in accordance with applicable law, none of Buyer or its subsidiaries or, to Buyer's knowledge, any other Person has caused or permitted (a) the presence of any Hazardous Substance at, in, on, or under any of Buyer's properties in any amount, form, or location that would be unlawful, require investigation, notification of Governmental Authorities, or remedial action, or otherwise result in potential material liabilities under any applicable local, state, or federal Environmental Laws, or (b) any spills, releases, discharges or disposal of Hazardous Substances to have occurred or be presently occurring on or from Buyer's properties or at any other location as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have or is reasonably likely to have a Material Adverse Effect on Buyer; and in connection with the use of Buyer's properties, Buyer and its subsidiaries have not failed to comply in any material respect with all applicable local, state and federal Environmental Laws, regulations, ordinances and administrative and judicial orders relating to the generation, use, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances.

                           5.15 Material Misstatements or Omissions. No representations or warranties by Buyer in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Seller pursuant to this Agreement, or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.


                                    ARTICLE 6
                           COVENANTS PRIOR TO CLOSING

                           Seller and the Corporation on the one hand, and Buyer
on the other hand, each covenant with the other as follows:

                           6.1 Conduct of Business Prior to Closing. The Corporation shall continue to carry on the Business in the ordinary course and substantially in accordance with past practice and will not take any action inconsistent therewith or with the consummation of the transactions, except as expressly provided for in this Agreement. The Corporation shall promptly inform Buyer of any material changes in the Business.

                           6.2      Investigation by Buyer.

                           (a) Seller  acknowledges  and agrees that between the
         date  of  this   Agreement  and  the  Closing  Date,   Buyer  and  each
         Representative of Buyer shall continue to conduct a due diligence review with respect to the Corporation and the Business. In connection with such due diligence review, the Corporation and each Representative of the Corporation shall, upon reasonable prior notice, (i) cooperate with Buyer and each Representative of Buyer, (ii) provide all information, and all documents and other tangible items containing or relating to such information, reasonably requested by Buyer, any Representative of Buyer or any financial institution and (iii) permit each Representative of Buyer to inspect any part of the Business. Buyer shall conduct its due diligence investigation in a manner so as not to unreasonably disrupt the Business. For purposes of this Section 6.2, Buyer shall designate and notify Seller or the Corporation of all of its employee Representatives having authority to contact the Corporation. Buyer agrees that the Confidentiality Agreement between Buyer and the Corporation, dated __________, 1999 (the "Confidentiality Agreement") shall apply to all information disclosed to Buyer pursuant to it due diligence investigation.

                           (b) To the extent that Buyer discovers or is made aware prior to the Closing that the representations and warranties made by Seller and the Corporation in Section 4.13 are false, it shall notify the Seller. If Buyer does not exercise its rights under Section
         7.1 to not consummate the transactions contemplated by this Agreement and proceeds to the Closing, Buyer shall not have a right after Closing to be indemnified by Seller under Section 9.2(a)(i)(A) for any breach of Section 4.13; provided, however, that this Section 6.2(b) shall not limit, restrict or eliminate Buyer's right to seek indemnification from Seller under any other provision of Section 9.2

                           6.3 Consents and Best Efforts. As soon as practicable, Buyer, Seller and the Corporation, as applicable, will commence all reasonable action required hereunder to obtain all consents, approvals and agreements of, and to give all notices and make all filings with, any Person as may be necessary (a) to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Shares, free and clear of any Encumbrances, by a date early enough to allow the sale hereunder to be consummated by the Closing Date and (b) to obtain consents from any Person who is a party to a Real Property Lease or other material contract with the Corporation, the terms of which give such Person a right to terminate such lease or contract as a result of the transactions provided for in this Agreement; provided, however, that Seller shall not be required to pay any money in connection with assisting Buyer in obtaining any landlord consent nor shall Buyer have the right to terminate this Agreement if any such landlord consent is not obtained. Buyer, Seller and the Corporation agree to use commercially reasonable best efforts to satisfy all conditions precedent to their respective obligations to consummate the transactions contemplated by this Agreement.

                           6.4 Certain Prohibited Transactions. Except as contemplated by Section 6.5, during the period beginning on the date of this Agreement and ending on the Closing Date, the Corporation and Seller shall not:

                           (a) except in the ordinary course of business, mortgage, pledge or otherwise encumber or sell, transfer or otherwise dispose of any of the Tangible Personal Property other than as contemplated by this Agreement;

                           (b) enter into or terminate any material contract or agreement, or make any material change in any of its material contracts or agreements relating to or otherwise affecting the Tangible Personal Property or the Business, other than in the ordinary course of business and consistent with past practice;

                           (c) borrow any money, enter into any agreement or commitment to borrow any money or otherwise take any action which will materially increase the indebtedness of the Corporation over the indebtedness of the Corporation as of the Effective Time; or

                           (d)  do  any  other  act   which   would   cause  any
         representation or warranty of the Corporation or Seller in this Agreement to be or become untrue in any material respect.

                           6.5 Pre-Closing Transactions. Buyer and Seller agree that, prior to the Closing, the actions involving the Corporation set forth on Schedule 6.5 will be effectuated.

                           6.6 Non-Compete Agreements. On the Closing Date, Seller and Buyer shall enter into a non-compete agreement substantially in the form of Exhibit C (the "Non-Compete Agreement"). In addition, the parties agree that, prior to the Closing, the Corporation will enter into separate agreements with each of the individuals listed below ("Restricted Persons") pursuant to which, in consideration for separate payments the amounts of which have been heretofore disclosed to Buyer, each of such Restricted Persons shall agree to covenants which shall prohibit such Restricted Persons from competing with the Corporation (or any successor thereto) after their termination of employment by the Corporation (or any successor thereto) and which shall be the same in all material respects as those which will restrict the Seller in the Non-Compete Agreement (the "Restricted Person Agreements"): Henry Kon, James Nabywaniek, Mark Virkler, Tony DiPierro and Gary Mace.

                           6.7  Additional Closing Arrangements.
                                The parties agree that:

                           (a) All revenues and expenses of the Corporation prior to the Effective Time shall be for the account and benefit of the Seller.

                           (b) All revenues and expenses of the Corporation on and after the Effective Time shall be for the account and benefit of the Buyer.

                           (c) The Seller shall not allow the indebtedness of the Corporation to Corporation's Bank as of the Closing Date to exceed the amount of such indebtedness as of the Effective Time.

                           6.8 Hart-Scott-Rodino Antitrust Improvements Act. Each party hereto agrees to make an appropriate filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated by this Agreement and to supply, as promptly as practicable, to the appropriate Governmental Authority any additional information and documentary materials that may be requested pursuant to the HSR Act.

                           6.9 Office Lease. Following the Closing, the Corporation shall be entitled to lease the office space in Oswego, New York currently used as the Corporation's corporate offices from Seller for a period of up to one hundred and twenty (120) days pursuant to the terms and conditions of a lease substantially in the form of Exhibit D hereto (the "Lease").


                                    ARTICLE 7
                       CONDITIONS TO SELLER'S OBLIGATIONS

                           The   obligations   of  Seller  to   consummate   the
         transactions contemplated by this Agreement are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Seller's absolute and sole discretion, be waived in whole or in part in writing):

                           7.1 Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

                           7.2 Consents. All consents, approvals and waivers necessary to permit Seller to transfer the Shares to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon Seller and the expiration or early termination of the waiting period under the HSR Act shall have occurred.

                           7.3 No Proceedings. No Proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to affect materially the right or ability of Seller to transfer the Shares to Buyer.

                           7.4 Certificates. Buyer will furnish Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by Seller.

                           7.5 Corporate Documents. Seller shall have received from Buyer (i) resolutions adopted by the board of directors of Buyer approving this Agreement and the transactions contemplated hereby and
         (ii) a list of the officers of Buyer executing this Agreement and any agreement contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of Buyer.

                           7.6 Other Agreements. Concurrently with the Closing, Buyer shall have executed and delivered the Non-Compete Agreement, the Shareholder's Agreement and the Lease to Seller, Buyer shall have executed and delivered the Escrow Agreement to Seller and Escrow Agent and Seller and the Corporation shall have completed the transfer of the real property located in Oswego, New York as contemplated on Schedule 6.5.

                           7.7 Payment. Buyer shall have, concurrently with the Closing, delivered the Purchase Price to Seller, delivered the Bank Payoff to Corporation's Bank, and issued the Share Consideration in the names of the Seller and delivered such Escrow Shares to the Escrow Agent and the Seller.

                           7.8 Opinion Letter. Seller shall have received an opinion from Hodgson, Russ, Andrews, Woods & Goodyear, LLP, counsel to Buyer, substantially in the form attached hereto as Exhibit E.


                                    ARTICLE 8
                        CONDITIONS TO BUYER'S OBLIGATIONS

                           The obligations of Buyer to consummate the transaction provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Buyer's absolute and sole discretion, be waived in whole or in part in writing):

                           8.1 Representations, Warranties and Covenants. All representations and warranties of Seller and the Corporation contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Seller and the Corporation shall have performed all agreements and covenants required hereby to be performed by each of them prior to or at the Closing Date.

                           8.2 Consents. All consents, approvals and waivers necessary to permit Seller to transfer the Shares to Buyer as contemplated hereby [except for any landlord consents] shall have been obtained, except for consents which in the aggregate if not obtained would not have any material adverse affect on the Business and the expiration or early termination of the waiting period under the HSR Act shall have occurred; provided, however, that with respect to any landlord consents, Seller shall only be required to cooperate in assisting Buyer to obtain such consents.

                           8.3 No Proceedings. No Proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to affect materially the right or ability of Buyer to own or operate the Business after the Closing.

                           8.4 Certificates. Seller and the Corporation will furnish Buyer with such certificates to evidence compliance with the conditions set forth in this Article 8 as may be reasonably requested by Buyer.

                           8.5 Due Diligence. Buyer shall have completed its due diligence review contemplated by Section 6.2 and been satisfied by the results thereof, including but not limited to not having found any material variance from the representations and warranties in set forth in Article 4.

                           8.6 No Interruption or Adverse Change. Prior to or at the time of Closing, (i) no interruption or suspension of a material volume of the Business as now conducted shall have occurred or been threatened and (ii) no material adverse change in the Business shall have occurred or been threatened since May 31, 1999.

                           8.7   Financing.   Buyer  shall  have   obtained  all
         financing necessary to consummate the transactions contemplated by this Agreement.

                           8.8 Corporate Documents. Buyer shall have received from Seller and the Corporation (i) resolutions adopted by the board of directors and shareholders of the Corporation approving this Agreement and the transactions contemplated hereby and (ii) a list of the officers of the Corporation executing this Agreement and each agreement contemplated by this Agreement, certified by the Secretary or Assistant Secretary of the Corporation.

                           8.9 Other Agreements. At or before the Closing, Seller shall have executed and delivered the Non-Compete Agreement and the Lease to Buyer, Seller shall have executed and delivered the Escrow Agreement to Buyer and Escrow Agent, and Seller shall have provided evidence to Buyer that the Restricted Person Agreements have been executed and delivered to the Corporation.

                           8.10 Opinion Letter. Buyer shall have received an opinion from Saperston & Day, P.C., counsel to Seller, substantially in the form attached hereto as Exhibit F.

                           8.11   Resignations.   Buyer   shall  have   received
         resignations from the officers and directors of the Corporation in form and substance reasonably satisfactory to Buyer.

                           .8.12 Lien Releases. Seller shall have delivered Uniform Commercial Code termination statements from Manufacturers and Traders Trust Company to Buyer releasing Manufacturers and Traders Trust Company's lien on the Corporation's assets.

                                    ARTICLE 9
                                 INDEMNIFICATION

                           9.1 Survival of Representations, Warranties and Covenants. The representations and warranties of Seller and the Corporation, and of Buyer, contained in this Agreement shall, without regard to any investigation made by any of the parties hereto (except as provided for in Section 6.2(b)), survive the Closing Date until December 31, 2000; provided, however, that the representations and warranties made in Section 4.6 (Title) shall survive the Closing indefinitely. The covenants and agreements of Seller, the Corporation and Buyer contained in this Agreement, including but not limited to those set forth in Section 9.2, shall survive the Closing Date until they have been fully satisfied or otherwise discharged or waived.

                           9.2      Indemnifications and Payment of Losses.

                           (a) By Seller. Seller shall indemnify, save and hold harmless Buyer (before and after the Closing) and the Corporation (after the Closing only) and each of Buyer's Representatives from, against and in respect of and will pay to such Persons, whether or not involving a third party claim, the following (individually a "Loss" and collectively "Losses"):

                                    (i)   any and all loss, liability,
         deficiency or damage suffered or incurred by Buyer by reason of (A) any untrue representation or breach of warranty or (B) nonfulfillment of any covenant or agreement by Seller or the Corporation in this Agreement or in any agreement, instrument or other writing delivered to Buyer by Seller or the Corporation pursuant to or in connection with this Agreement;

                                    (ii)  any  claim  by any  Person  for  (A) a
         finder's fee, investment banker's fee, or brokerage or other commission or (B) subject to Section 11.7, any legal expenses, in each case by any Person for services alleged to have been rendered at the instance of the Corporation or Seller with respect to this Agreement or the transactions contemplated by this Agreement;

                                    (iii) any   and   all   loss,   liability,
         deficiency or damage suffered or incurred by Buyer or the
         Corporation or any Buyer Representative relating to any claim, suit, litigation or proceeding with respect to events occurring prior to the Closing Date which are not fully reserved for on the Corporation's Financial Statements or Interim Financial Statements (and, therefore, treated as a Liability for purposes of this Agreement), including, but not limited to, any claim by any Person that any of the Corporation's operations failed to comply with any applicable Governmental Requirement;

                                    (iv) any liabilities and obligations for (A)
         Taxes which are or shall be incurred by Buyer or the Corporation with respect to the operation of the Corporation on or prior to the Closing Date or (B) pursuant to Section 10.3(a) relating to the Section 338(h)(10) Elections;

                                    (v)  any and all loss, liability, deficiency
         or damage suffered or incurred by Buyer, the Corporation or any Buyer Representative, including but not limited to, benefit payments, in connection with the establishment, maintenance and operation of any Employee Plan of the Corporation on or prior to the Closing Date which is not fully reserved for on the Corporation's Financial Statements or Interim Financial Statements (and, therefore, other than liabilities under the Rentavision Health Plan excluded from the definition of Liabilities under Section 1.1.(u)(iii), treated as a Liability for purposes of this Agreement);

                                    (vi) any and all loss, liability, deficiency
         or damage suffered or incurred by Buyer, the Corporation or any Representative of Buyer caused by or arising out of any Environmental Claim including but not limited to the generation, treatment, handling, storage or disposal of Hazardous Substances or noncompliance with any Environmental Laws by the Corporation on or prior to the Closing Date regardless of whether or not the matter or matters giving rise to any such Losses were disclosed to Buyer in
         Schedule 4.19 or known by Seller at the date of this Agreement, in each case which is not fully reserved for on the Corporation's Financial Statements or Interim Financial Statements (and, therefore, treated as a Liability for purposes of this Agreement);

                                    (vii) any matter  described in Schedule 4.14
         to this Agreement; and

                                    (viii)any   and   all   actions,   suits,
         proceedings, claims, demands, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement or any agreement provided for in this Agreement.

         With respect to any Losses covered by Seller's indemnification obligations under Section 9.2(a)(i)(A), the Seller shall have liability for such Losses only if the aggregate amount of any such Losses exceed Two Hundred Fifty Thousand Dollars ($250,000), in which case Seller shall indemnify Buyer (or any other indemnified person hereunder) for all Losses (beginning with the first dollar thereof); provided, however, that such limitation shall not apply to any other Losses covered by Section 9.2(a) nor to any Losses incurred as a result of fraud.

                           (b) By Buyer. Buyer shall indemnify and save and hold harmless Seller and each of Seller's Representatives from, against and in respect of and will pay to such Persons, whether or not involving a third party claim, the following (individually, a "Loss" and, collectively, "Losses"):

                                    (i)  any and all loss, liability, deficiency
         or damage suffered or incurred by Seller, resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Buyer (including failure to deliver the Purchase Price) contained in this Agreement or in any agreement, instrument or other writing delivered to Seller pursuant to or in connection with this Agreement;

                                    (ii)  any  claim  by any  Person  for  (A) a
         finder's fee, investment banker's fee, or brokerage or other commission or (B) any legal expenses, in each case by any Person for services alleged to have been rendered at the instance of Buyer with respect to this Agreement or the transaction contemplated by this Agreement;

                                    (iii) any   and   all   loss,   liability,
         deficiency or damage suffered or incurred by Seller relating
         to  any  claim,  suit,   litigation  or  proceeding   relating  to  the
         Corporation or the Business with respect to the operation of the Business or events occurring after the Closing Date; and

                                    (iv)   any   and   all    actions,    suits,
         proceedings, claims, demands, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement or any agreement provided for in this Agreement.

                           (c) Notification of Claims. In the event that any party entitled to indemnification pursuant to this Agreement (the "Indemnified Party") proposes to make any claim for such indemnification, the Indemnified Party shall deliver to the indemnifying party (the "Indemnifying Party"), which delivery with respect to the Losses arising from breaches of representations and warranties shall be on or prior to the date upon which the applicable representations and warranties expire pursuant to Section 9.1 hereof, a signed certificate, which certificate shall (i) state that Losses have been incurred or that a claim has been made for which Losses may be incurred, (ii) specify the sections of this Agreement under which such claim is made and (iii) specify in reasonable detail each individual item of Loss or other claim including the amount thereof and the date such Loss was incurred. In addition, each Indemnified Party shall give notice to the Indemnifying Party within ten (10) days of its receipt of service of any suit or proceeding initiated by a third party which pertains to a matter for which indemnification may be sought; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder if the Indemnifying Party has not been prejudiced thereby.

                           (d) Defense of Third Party Claims and Extension of Statute of Limitations. Any Indemnified Party shall in good faith cooperate and assist the Indemnifying Party in defending against any claims or asserted claims with respect to which the Indemnified Party seeks indemnification under this Agreement. If requested by the Indemnifying Party, the Indemnified Party shall join in any action, litigation, arbitration or proceeding, provided that the Indemnifying Party shall pay the costs of the Indemnified Party, including reasonable attorney's fees, caused by such joinder. The Indemnified Party shall not settle or compromise any claim or asserted claim, nor agree to extend any statute of limitations applicable to any claim or asserted claim, for which the Indemnified Party seeks indemnification under this Agreement, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Any right of participation of the Indemnifying Party shall be subject, as a condition precedent, to such party's acknowledging to the Indemnified Party, in writing, the obligation of the Indemnifying Party to indemnify the other party hereto in accordance with the terms of this Agreement. Upon such acknowledgment, the Indemnified Party will provide the Indemnifying Party will all reasonably available information, assistance, and authority to enable the Indemnifying Party to jointly participate in such defense or settlement, and upon the Indemnifying Party's payment of any amounts due with respect to such Proceeding, the Indemnified Party will, to the extent of such payment, assign or cause to be assigned to the Indemnifying Party the claims of the Indemnified Party, if any, against such third parties with respect to which such payment is made.

                           (e) Escrow. Upon a notice by Buyer to Seller pursuant to Section 9.2(c), Buyer may give a Notice (as defined in the Escrow Agreement) under the Escrow Agreement for the amount of Loss specified therein. Neither the exercise of nor the failure to exercise such right to give a Notice under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                           (f)      Vermont Investigation.

                                    (i)     Seller has disclosed on Schedule
         4.14 a pending investigation of the Corporation's operations in the State of Vermont (the "Vermont Investigation"), and Seller is required under Section 9.2(a)(iii) and Section 9.2(a)(vii) to indemnify Buyer and the Corporation after the Closing against any Loss arising from the activities that are the subject of the Vermont Investigation. Seller and Buyer agree that, subject to Paragraph (ii) of this Section 9.2(f), Seller shall have the right, at its own cost and expense, to control (A) the management and settlement of the Vermont Investigation and (B) the defense of any claim or other litigation against the Corporation (or any successor thereof) arising out of the Vermont Investigation ("Vermont Litigation"), in each case by counsel reasonably satisfactory to Buyer; provided that the Corporation and Buyer shall be entitled at any time, at their own cost and expense, which expense shall not be recoverable from the Seller unless the Seller is not adequately representing or, because of a conflict of interest, may not adequately represent, the interests of the Corporation (or its successors), to participate in such management and/or defense and to be represented by attorneys of its own or their own choosing. For purposes of this Section 9.2(f)(i), Saperston & Day P.C. shall be considered as counsel satisfactory to the Buyer. If Buyer and the Corporation elect to participate in the management and/or defense of the Vermont Investigation or any Vermont Litigation, they will cooperate with Seller in the conduct of such management and/or defense. Neither the Corporation nor Buyer may concede, or compromise the Vermont Investigation or any Vermont Litigation without the prior consent of the Seller which will not be unreasonably withheld.

                           (ii) In the management and/or defense of the Vermont Investigation or any Vermont Litigation, Seller shall not, except with the prior approval of Buyer (which approval will not be unreasonably withheld), consent to any entry of any judgment or enter into any settlement of the Vermont Investigation or any Vermont Litigation which does not include as an unconditional term thereof the giving by the State of Vermont to the Corporation (or any successor thereof) a full and complete release of all liability in respect of all then pending claims and litigation. In addition, notwithstanding Section 9.2(f)(i), Seller shall not have any right to consent to the entry of any order, injunction or other equitable relief against the Corporation which Buyer reasonably determines, after conferring with its outside counsel, would impair the ability of the Corporation to operate its business in the State of Vermont in the same manner as the Corporation has heretofore operated such business in all material respects.

                           9.3 Reduction for Insurance Proceeds. If an Indemnified Party actually receives any insurance proceeds following an indemnification payment by an Indemnifying Party pursuant to Section
         9.2 (including but not limited to the delivery of any Indemnity Escrow Amount to Buyer), and the proceeds relate to the same event or events for which such indemnification payment was made, the Indemnified Party shall return the indemnification payment to such Indemnifying Party up to the actual amount of insurance proceeds received in respect of such same event or events.

                           9.4 Sole Remedy. Except for Losses incurred as a result of fraud, Buyer and Seller each acknowledges and agrees that his or its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 9. In furtherance of the foregoing, Buyer and Seller each hereby waives, to the fullest extent permitted by law, any and all rights, claims and causes of action he or it may have against the other party arising under or based on any federal, state or local law, or otherwise except to the extent specifically provided in this Article 9.


                                   ARTICLE 10
                           COVENANTS AFTER THE CLOSING

                           10.1 Books and Records. Seller shall deliver the Corporation's original minute books and stock record books to Buyer (the "Corporate Records") at the Closing. In addition, for a period of three (3) years following the Closing Date, Buyer shall afford Seller and his Representatives, during normal business hours, reasonable access to the Corporate Records and Business Records with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by Seller to facilitate (i) the preparation by Seller of tax returns as he may be required to file with respect to his operation of the Business prior to Closing or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto, (ii) the investigation, litigation and final disposition of any claims which may have been or may be made against Seller in connection with his operation of the Business prior to Closing, (iii) the payment of any indemnity under this Agreement or (iv) any other reasonable purpose. At any time after December 31, 2002, Buyer may dispose of, alter or destroy any such Corporate Records and Business Records upon giving sixty (60) days' prior notice to Seller to permit Seller, at his expense, to examine, duplicate or repossess such Corporate Records and Business Records.

                           10.2 Further Assurances. Both before and after the Closing Date, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

                           10.3     Tax Related Matters.

                           (a) Section 338(h)(10) Elections. Seller and Buyer shall take all actions necessary and appropriate (including timely filing such forms, tax returns, elections, schedules and other documents as may be required), at each party's cost and expense, to effect and preserve a timely Section 338(h)(10) election in accordance with the requirements of Section 338(h)(10) of the Code (and any corresponding elections under state or local tax law) (collectively, the "Section 338(h)(10) Elections"), and Seller and Buyer shall report the sale of the Shares pursuant to this Agreement consistently with the
         Section 338(h)(10) Elections and shall take no position contrary thereto or inconsistent therewith in any Tax Return, any discussion with or proceeding before any taxing authority, or otherwise. Seller will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Elections on their Tax Returns to the extent permitted by applicable law. Seller shall also pay any tax imposed on the Corporation attributable to the making of the Section 338(h)(10) Election, including, but not limited to, (i) any Tax imposed under Code Section 1374, (ii) any tax imposed under Reg. ss.1.338(h)(10) - 1(e)(5) under the Code, or (iii) any state, local or foreign tax imposed on the Corporation's gain, and Seller shall indemnify Buyer and the Corporation against any Adverse Consequences arising out of any failure to pay such taxes.

                           (b)      Allocation of Purchase Price.

                                    (i)     Buyer and Seller agree that the
         Purchase Price and the Liabilities shall be allocated to the assets of the Corporation for all purposes (including tax and financial accounting) in a manner consistent with the fair market values of such assets which shall not exceed the tax basis of any tangible assets. Buyer and Seller shall agree prior to the Closing Date on an estimated allocation of the Purchase Price, consistent with the foregoing, for purposes of making any timely transfer tax filings and for purposes of this Section 10.3(b) (the "Estimated Allocation Statement" a form of which is attached hereto as Schedule 10.3(b)). In addition, as soon as practicable after the Closing Date, but in no event later than 120 days following the Closing Date, Buyer shall provide to Seller a proposed statement (the "Allocation Statement") allocating the total Purchase Price, and any other payments made by Buyer pursuant to this Agreement that are properly treated as additional purchase price for tax purposes, among the different classes of assets of the Corporation to be acquired pursuant to the rules of
         Section 338(h)(10) of the Code and the regulations thereunder. Within ten (10) days following delivery of the proposed Allocation Statement, Seller may propose changes to the Allocation Statement. Buyer shall consider Seller's proposed changes in good faith, but shall have no obligation to amend the Allocation Statement to reflect any proposed changes to which Buyer objects unless it relates to a material difference between the Estimated Allocation Statement and the Allocation Statement (for purposes hereof, material shall mean a change of 5% or more in the aggregate amount of the non-Intangible Assets).
         Within five (5) days following delivery to Buyer of Seller's proposed changes, Buyer shall deliver to Seller a statement of objections (if any) to such proposed changes. If Buyer and Seller are unable, within five (5) days after receipt by Seller of Buyer's statement of objections, to resolve the disputed objections, such disputed objections shall be referred to the Third-Party Accountants. The scope of the Third-Party Accountants' review will be restricted to addressing only any such disputed objections. The Third-Party Accountants shall, within ten (10) business days following referral of the dispute(s) (or such longer period as may be proposed by the Third Party Accountants and agreed to by Buyer and Seller), deliver to Seller and Buyer a written resolution of the disputed objections. Such resolution shall be conclusive and binding upon the parties hereto for all purposes, and the Allocation Statement shall be adjusted to reflect such resolution. The fees and disbursements of the Third-Party Accountants acting under this Section shall be shared equally by Buyer and Seller. The parties shall cooperate with one another and with each other's Representatives in order to resolve any and all matters in dispute as quickly as practicable.

                                    (ii) Buyer, the Corporation and Seller shall
         file and cause to be filed all Tax Returns, and
         execute such other documents as may be required by any taxing authority, in a manner consistent with the Allocation Statement as revised from time to time. Buyer shall prepare the Form 8023 under
         Section 338(h)(10) of the Code relating to the transactions contemplated by this Agreement based on the Allocation Statement and shall deliver such Form 8023 to Seller within 30 calendar days after finalization of the Allocation Statement as provided above. Buyer and Seller shall timely file, or cause the timely filing of, such Form 8023 with each relevant taxing authority, and shall refrain, and cause their affiliates to refrain, from taking any position inconsistent with such Allocation Statement as revised from time to time with any taxing authority unless, and then only to the extent, required to do so by a taxing authority.


         (c)      Termination of Corporation's Subchapter S Election.

                                    (i) On the Closing Date, the Corporation's
         Subchapter S election will terminate and the termination will be effective as of the Effective Time. The Corporation will close its books as of the Closing Date and assign items of income, gain, loss, deduction, and credit to the final short S corporation tax year (ending on the Closing Date) based on the Corporation's normal methods of accounting. Seller agrees to prepare, and Buyer agrees to cause to be timely filed, federal and state Tax Returns for all periods ending prior to and on the Closing Date which are properly filed after the Closing Date, including the Corporation's final short S corporation year ending on the Closing Date ("Final S Period(s) Tax Returns"). Seller shall control preparation of the Final S Period(s) Tax Returns, shall be responsible for any Taxes due on those returns, and shall pay all costs associated with the preparation of those returns; provided, however, such returns shall be submitted to the Corporation and Buyer for filing. Buyer shall file such returns unless it shall have delivered a written notice to Seller on or prior to the due date objecting to such filing; and, provided, further, that all tax returns relating to the final S corporation tax year shall be prepared on a basis consistent with that used in making the determination provided for in Section 10.3(a) and (b). The parties shall use their best efforts to promptly resolve any disagreements as to the Final S Period(s) Tax Returns. Any remaining disagreements will be referred to the Third Party Accountants for resolution, provided that (x) the scope of review by the Third Party Accountants shall be limited to the disputed items and (y) any resolution must comply with the provisions of Section 10.3(a) and (b).

                                    (ii) Buyer  shall cause the  Corporation  to
         timely file all tax returns required to be filed by the Corporation after the Closing, including any and all Final S Period(s) Tax Returns. Buyer agrees that the Corporation shall be responsible for and pay all Taxes, in respect of periods beginning after the Closing Date.

                           (d)      Cooperation on Tax Matters.

                                    (i)  Buyer, the Corporation and Seller shall
         cooperate fully, as and to the extent reasonably requested by the other party,  in connection with the filing of all Tax
         Returns pursuant to this Section and any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Notwithstanding Section 10.1, the Corporation and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Corporation relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Buyer so requests, Corporation or Seller, as the case may be, shall allow the Buyer to take possession of such books and records.

                                    (ii) Buyer and Seller  further  agree,  upon
         request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                                   ARTICLE 11
                                  MISCELLANEOUS

                           11.1 Termination. This Agreement may be terminated upon ten (10) days prior written notice at any time prior to Closing without liability of any party or any other party:

                                    (i)  by mutual written consent of Buyer and
                                         Seller;

                                    (ii) by Buyer, if Closing has not occurred on or before October 6, 1999 as a result of the nonfulfillment of any of the conditions to Buyer's obligation to perform contained in Article 8 of this Agreement after written notice of such nonfulfillment and reasonable opportunity to cure; or

                                    (iii) by Seller if Closing has not occurred on or before October 6, 1999 as a result of the nonfulfillment of any of the conditions to its obligations to perform contained in
                                    Article 7 of this Agreement after written notice of such nonfulfillment and reasonable opportunity to cure.

         This Agreement may also be terminated by Seller on the one hand, or Buyer, on the other hand, upon ten (10) days prior written notice if a non-terminating party has breached any material covenant to be performed by it pursuant to this Agreement and such breaching party has not cured such breach within 10 days' of notice of breach from the non-breaching party. Termination of this Agreement shall not affect in any way the continuing obligations of the parties hereto pursuant to
         Section 11.7 hereof relating to expenses.

                           11.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller or the Corporation on the one hand, or Buyer on the other hand, without the prior written consent of the other parties. Notwithstanding the preceding sentence, Buyer may collaterally assign its rights under this Agreement to National City Bank of Pennsylvania, as Agent or any successor lender to Buyer. No assignment of this Agreement by Buyer shall relieve Buyer of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Seller, the Corporation and Buyer and their respective successors and assigns, and no other Person shall have any right or obligation under this Agreement.

                           11.3  Notices.  Unless  otherwise  provided  in  this
         Agreement, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by certified mail, postage prepaid, return receipt requested, or by telecopy or courier, with a confirmation via one of the preceding methods, as follows:

                           If to Seller or the Corporation,  before the Closing,
addressed to:

                                    Robert J. Natoli
                                    113-119 East Bridge Street
                                    Oswego, New York 13126
                                    Telephone:       (315) 342-1851
                                    Facsimile:       (315) 342-4615

                           If to Seller after the Closing, address to:

                                    Robert J. Natoli
                                    113-119 East Bridge Street
                                    Oswego, New York  13126
                                    Telephone:       (315) 342-1851
                                    Facsimile:       (315) 342-4615

                           With a copy in either case to:

                                    Attention:  John B. Elleman, Esq.
                                    Saperston & Day, P.C.
                                    500 S. Salina Street, Suite 300
                                    Syracuse, New York   13202
                                    Telephone:       (315) 422-5900
                                    Facsimile:       (315) 422-6196

                           If to Buyer, addressed to:

                                    Rent-Way, Inc.
                                    Attn:   Ronald D. DeMoss,
                                            Vice President and General Counsel
                                    One RentWay Place
                                    Erie, Pennsylvania 16505
                                    Telephone:       (814) 455-5378
                                    Facsimile:       (814) 455-0078

                           With a copy to:

                                    Hodgson, Russ, Andrews, Woods & Goodyear,LLP
                                    Attn:   Robert B. Fleming, Jr., Esq.
                                            Paul J. Vallone, Esq.
                                    One M&T Plaza, Suite 2000
                                    Buffalo, NY  14203-2391
                                    Telephone:       (716) 856-4000
                                    Facsimile:       (716) 849-0349


         and be effective (i) if given by hand delivery, when left at the address of the addressee as above provided, (ii) if given by mail, on the third business day after such communication is deposited in the mail, addressed as above provided, and (iii) if given by telecopy, when telecopied to the number above provided, except that notices of a change of address shall not be effective until received; or to such other place and with such other copies as either party may designate as to itself by written notice to the other party.

                           11.4 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York (without reference to the choice of law provisions of New York law) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity was incorporated shall govern.

                           11.5 Entire Agreement;  Amendments and Waivers.  This
         Agreement, together with all Exhibits and Schedules hereto, constitutes the entire agreement between Seller, the Corporation and Buyer pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of Seller, the Corporation and Buyer. However, this Agreement shall not supersede the terms of a previously executed Confidentiality Agreement between the Corporation and Buyer. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such writing.

                           11.6 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature shall immediately forward to the other party an original signature page by overnight mail.

                           11.7 Expenses. Except as otherwise specified in this Agreement, the Corporation shall pay its own and Seller's, and Buyer shall pay its own, legal, accounting and other expenses incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby for services rendered through the Closing Date; provided, however, that (i) any obligation accrued for services rendered by Seller's and/or Corporation's legal counsel, accountants or other professional advisors on or prior to the Closing Date shall constitute a Liability for purposes of determining the Purchase Price and (ii) neither the Corporation nor Buyer shall pay or be responsible for the fees or expenses of any legal, accounting or other professional advisors incurred on behalf of the Seller for services rendered after the Closing Date.

                           11.8 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                           11.9 Titles. The titles, captions or headings of the articles and sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                           11.10  Publicity.  Neither Seller nor the Corporation
         shall issue any press release or make any public statement regarding the transaction contemplated hereby prior to the Closing Date, without the prior approval of Buyer, except as may be required by applicable law, in which case the party required to issue such press release or make such public statement will consult with the other party prior to issuing such press release or making such public statement. Buyer shall provide a copy of any press release regarding the transaction contemplated hereby to Seller, and consult with Seller, prior to making such press release public.



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                  IN WITNESS WHEREOF, the Corporation and Buyer have caused this
         Agreement to be duly executed on their respective behalf by their respective duly authorized officers, and Seller has executed this Agreement, as of the day and year indicated at the beginning of this Agreement. Any individual signing on behalf of a corporation represents and warrants that he has power and authority to bind the corporation.


                                          RENT-WAY, INC.


                                       By:_____________________________________
                                          William E. Morgenstern
                                          President and Chief Executive Officer


                                           RENTAVISION INC.


                                       By:_____________________________________
                                          Robert J. Natoli, President


                                            SELLER:

                                          -------------------------------------
                                          Robert J. Natoli


         BFLODOCS:261220_6 (5LK406)